UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2020

INTERPACE Biosciences, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	IDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Entry into Employment Agreement in Connection Therewith

On January 29, 2020, Interpace Biosciences, Inc. (the “Company”) appointed Fred Knechtel, age 59, as Chief Financial Officer, Treasurer, and Secretary of the Company, effective as of January 29, 2020. Under the terms of the Company’s bylaws, Mr. Knechtel will serve as Chief Financial Officer, Treasurer, and Secretary for a term which will continue until the meeting of the Company’s board of directors (the “Board”) following the next annual meeting of stockholders and until his successor will have been chosen and qualified. Prior to joining the Company. Mr. Knechtel served as a Senior Director of Alvarez & Marsal Private Equity Performance Improvement Group, LLC (“Alvarez & Marsal”) from October 2019 to January 2020 and as Chief Financial Officer at various companies for over ten years, including at ACV Enviro from January 2019 to April 2019, at GENEWIZ, Inc. from June 2018 to December 2018, during which time GENEWIZ, Inc. was acquired by a public company, at Sims Metal Management Limited, a company listed on the Australian Securities Exchange, from October 2014 to August 2017, and at Remy International, Inc. from 2009 to 2014, during which time it became a public company listed on Nasdaq.

In connection with the appointment, the Company entered into an employment agreement, dated as of January 29, 2020, by and between the Company and Mr. Knechtel (the “Knechtel Employment Agreement”). Under the Knechtel Employment Agreement, the Company, among other things, (i) employs Mr. Knechtel as Chief Financial Officer, Treasurer, and Secretary of the Company at an annual base salary of $310,000 (the “Base Salary”) paid in accordance with the Company’s payroll practices, and with a target annual bonus opportunity of up to 40% of the Base Salary, (ii) agreed to grant to Mr. Knechtel on January 29, 2020 an option under the Company’s 2019 Equity Incentive Plan (the “Plan”) to purchase 60,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with an exercise price per share equal to $7.91 which was the Fair Market Value (as defined in the Plan) of a share of Common Stock on January 29, 2020, with such option eligible to vest in equal installments on each of the first three anniversaries of January 29, 2020, subject to Mr. Knechtel’s continued employment with the Company through the applicable vesting date, and (iii) within 30 days following January 29, 2020, agreed to grant to Mr. Knechtel an option under the Plan to purchase 60,000 shares of Common Stock with an exercise price per share equal to the Fair Market Value of a share of Common Stock on the date of grant, with such option eligible to vest upon the accomplishment of performance milestones to be determined by the Compensation & Management Development Committee. In addition, the Knechtel Employment Agreement provides that in the event of a Change in Control (as defined in the Knechtel Employment Agreement) following January 29, 2020, each of Mr. Knechtel’s then-outstanding equity awards will be eligible to vest and become exercisable in full immediately prior to the occurrence of the Change in Control (including any such awards that vest in whole or in part based on the attainment of performance-vesting conditions that will be deemed achieved at the target level of the applicable award agreement), subject to Mr. Knechtel’s continued employment with the Company through the Change in Control.

In the event that Mr. Knechtel’s employment is terminated by the Company without Cause (as defined in the Knechtel Employment Agreement) or by Mr. Knechtel for Good Reason (as defined in the Knechtel Employment Agreement), then subject to Mr. Knechtel’s execution and non-revocation of a severance agreement and general release in favor of the Company, Mr. Knechtel would be entitled to the following: (i) salary continuation payments for a period of (a) six months, if such termination of employment occurs on or after January 29, 2021 but prior to January 29, 2022, or (b) 12 months, if such termination of employment occurs on or after January 29, 2022; provided, however, that there will be no salary continuation payments in the event such termination of employment occurs prior to January 29, 2021, (ii) continuation of health and welfare benefits for the applicable salary continuation period, and (iii) all outstanding equity awards that were scheduled to vest during the 24-month period following the termination date, but for the termination, would become fully vested and exercisable (including any such awards that vest in whole or in part based on the attainment of performance-vesting conditions that would be deemed achieved at the target level of the applicable award agreement).

Mr. Knechtel has served in no other Company positions and, except as described herein, there is no arrangement or understanding between Mr. Knechtel and any other person pursuant to which he was selected to serve as Chief Financial Officer, Treasurer, and Secretary. Mr. Knechtel has no family relationship with any director or executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related party transactions as of the date hereof between Mr. Knechtel and the Company that would require disclosure under Item 404(a) of Regulation S-K.

In addition to the Knechtel Employment Agreement described herein, the Company and Mr. Knechtel will enter into the Company’s standard form of indemnification agreement in connection with Mr. Knechtel’s appointment as Chief Financial Officer, Treasurer, and Secretary of the Company.

Resignation of Chief Financial Officer and Entry into Severance and Consulting Agreement in Connection Therewith

Concurrently with Mr. Knechtel’s appointment as Chief Financial Officer, Treasurer, and Secretary, James Early resigned as Chief Financial Officer, Treasurer, and Secretary of the Company, effective as of January 29, 2020.

In connection with Mr. Early’s resignation, the Company entered into a Severance and Consulting Agreement and General Release, dated as of January 29, 2020, by and between the Company and Mr. Early (the “Early Severance and Consulting Agreement”), pursuant to which (i) the Company caused Mr. Early’s outstanding restricted stock unit awards to vest in full as of January 29, 2020, (ii) the Company granted to Mr. Early a new award of 5,000 restricted stock units under the Plan, which are eligible to vest in full on July 29, 2020, subject to Mr. Early’s continuous service with the Company through July 29, 2020, (iii) the Company will engage Mr. Early, by means of his consulting firm Early Financial Consulting, LLC, for consulting services for a term ending on July 29, 2020 or upon such later date as may be mutually agreed upon by the Company and Mr. Early (the “Consulting Term”). In consideration for such consulting services, the Company shall pay Mr. Early, by means of his consulting firm Early Financial Consulting, LLC, at an hourly fee of $350, with the maximum aggregate fees payable by the Company for such services not to exceed a total of $210,000, and (iv) upon completion of the Consulting Term and fulfillment of certain other conditions specified in the Early Severance and Consulting Agreement, the Company will provide Mr. Early with the following payments and benefits: (i) a cash amount equal to $131,875, payable in monthly installments over the six-month period following the last date of the Consulting Term, and (ii) payment for the cost of premiums for Mr. Early’s health and dental coverage over the six-month period following the last date of the Consulting Term (to the extent such coverage is properly and timely elected by Mr. Early in accordance with applicable law). The Early Severance and Consulting Agreement supersedes the Employment Agreement between the Company and James Early, dated as of March 16, 2018.

Amendment to Chief Executive Officer’s Employment Agreement

The Company and Jack E. Stover are currently party to the Amended and Restated Employment Agreement dated as of December 5, 2018, by and between the Company and Mr. Stover, the Company’s Chief Executive Officer (the “Stover Amended and Restated Employment Agreement”). On January 29, 2020, the Company entered into a First Amendment to Amended and Restated Employment Agreement, by and between the Company and Mr. Stover (the “Stover Employment Agreement Amendment”), which amends (i) the definition of “Transaction” in the Stover Amended and Restated Employment Agreement, and (ii) the Stover Amended and Restated Employment Agreement to provide that, in the event of a change of control or similar transaction on or following January 29, 2020, each of Mr. Stover’s then-outstanding equity awards shall be eligible to vest and become exercisable in full immediately prior to the occurrence of such Transaction (as defined in the Amended and Restated Employment Agreement, as modified by the Stover Employment Agreement Amendment) (including any such awards that vest in whole or in part based on the attainment of performance-vesting conditions that shall be deemed achieved at the target level of the applicable award agreement), subject to Mr. Stover’s continuous employment through such Transaction. Except as described above, the Stover Amended and Restated Employment Agreement otherwise remains unchanged.

Qualified by the Documents

The foregoing descriptions of the Knechtel Employment Agreement, Early Severance and Consulting Agreement, and Stover Employment Agreement Amendment, respectively, are qualified in their entirety by reference to the full text of such agreement, a copy of which is filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K, respectively, and is, in each case, incorporated herein by reference in its entirety.

Item 7.01 Regulation FD Disclosure.

On January 30, 2020, the Company issued a press release announcing, among other things, the change in Chief Financial Officer discussed above in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as will be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of January 29, 2020, by and between Interpace Biosciences, Inc. and Fred Knechtel.

10.2	Severance and Consulting Agreement and General Release, dated January 29, 2020, by and between Interpace Biosciences, Inc. and James Early.

10.3	First Amendment to Amended and Restated Employment Agreement, dated January 29, 2020, by and between Interpace Biosciences, Inc. and Jack E. Stover.

99.1	Press Release, dated January 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Biosciences, Inc.

/s/ Jack E. Stover
Jack E. Stover
President and Chief Executive Officer

Date: January 31, 2020